Exhibit 99


             Dillard's, Inc. Reports Third Quarter Results

   LITTLE ROCK, Ark.--(BUSINESS WIRE)--Nov. 20, 2003--Dillard's, Inc. (NYSE:DDS) (the "Company" or "Dillard's") today announced operating results for its third quarter ended November 1, 2003. In lieu of a conference call, the Company has provided herein detailed information regarding its third quarter operating performance, financial position, ongoing strategies and senior management's current thoughts regarding the business. This release contains certain forward-looking statements. Please refer to the Company's cautionary statement regarding forward-looking information included below under "Forward-Looking Information".

   Income

   Net loss for the 13 weeks ended November 1, 2003 was $15.8 million ($0.19 per basic and fully diluted share) compared to a net loss of $5.1 million ($0.06 per basic and fully diluted share) for the 13 weeks ended November 2, 2002.
   During the 13 weeks ended November 1, 2003, the Company recorded $1.7 million ($1.1 million after-tax, or $0.01 per basic and fully diluted share) for asset impairment related to one store.

   Management is pleased with the following highlights regarding the Company's third quarter performance:

   -- Control of inventory - Inventory in comparable stores at November 1, 2003 was down 50 basis points in comparison to inventory at November 2, 2002.

   -- Control of advertising, selling, administrative and general expenses - These operating expenses declined $22.6 million during the third quarter of 2003 compared to the third quarter of 2002.

   Revenues

   Sales for the 13 weeks ended November 1, 2003 were $1.765 billion compared to sales for the 13 weeks ended November 2, 2002 of $1.794 billion, a decrease of 2%. Sales in comparable stores for the 13-week period decreased 2%. Management believes unseasonably warm temperatures hindered the Company's third quarter sales, particularly in October.
   Income from joint ventures is included in total revenues. The Company sold its interest in two mall joint ventures during the fourth and first quarters of 2002 and 2003, respectively. As a result of these sales, income from joint ventures decreased approximately $3.8 million during the third quarter of 2003 compared to the third quarter of 2002. Also included in revenues for the thirteen weeks ended November 2, 2002 is a charge of $2.2 million related to the amortization of the beneficial interests originally recognized on off-balance-sheet financing. (See Debt/Interest Expense below).
   Sales for the 39 weeks ended November 1, 2003 were $5.300 billion compared to sales for the 39 weeks ended November 2, 2002 of $5.523 billion, a decrease of 4%. Sales in comparable stores for the 39-week period decreased 4%.

   Gross Margin/Inventory

   Gross margin for the 13 weeks ended November 1, 2003 declined 160 basis points of sales. Management attributes the decline to sales pressure during the third quarter and the Company's resulting efforts to maintain effective control of inventory levels with increased markdown activity. Management believes competition among industry peers, partially driven by unseasonably warm fall temperatures, further necessitated its aggressive posture with regard to markdown activity, as customer response to cooler-weather merchandise was hampered during the third quarter.
   Inventory position at November 1, 2003 in comparable stores was down 50 basis points compared to inventory position at November 2, 2002. Having entered the third quarter of 2003 with comparable inventory position up 260 basis points and firmly committed to continued inventory management during the period, management is pleased with the overall level and quality of the Company's ending inventory at November 1, 2003.
   During the fourth quarter, Dillard's will continue to focus its efforts on inventory control, keeping abreast of sales trends and customer response to its merchandise mix during the important holiday selling season. Management is hopeful that its improved merchandise mix, which includes expanded and enhanced assortments of Dillard's exclusive brands, will be well received in a holiday selling environment hopefully bolstered by improving consumer confidence.
   As a matter of policy, the Company does not provide guidance regarding sales or gross margin performance. In an effort to improve its competitive position and merchandise mix, Dillard's has launched specific merchandise initiatives. Dillard's will continue the execution of these initiatives with management's ongoing confidence in their appropriateness based upon current industry factors and the Company's current position. The initiatives include:

   -- Increasing the penetration of Dillard's exclusive brand merchandise and building Dillard's brands as national destination brands.

   -- Evaluating performance of national "branded" vendor sources, de-emphasizing or replacing under-performers with more promising brands. Based upon continued disappointing performance of certain of the Company's largest national vendor sources, the Company has recently taken notable steps to reduce its exposure to certain over-distributed national brands.

   -- Following the "Product-first" buying philosophy through considering specific customer needs first, seeking the best source for that need and creating more market-right assortments with less duplication among merchandise lines.

   -- Executing the purchasing model encouraging vendors to provide more margin support at time of purchase, hopefully reducing the amount of margin assistance at end of the season. The Company treats such vendor allowances as a reduction of inventoriable product cost regardless of when received.

   Dillard's management reiterates their strong belief that merchandise differentiation by the Company is crucial to its future success in the marketplace. The Company will continue to build its exclusive brands as a means to deliver fashion to its customers at compelling prices - in an effort to set Dillard's apart from its peers as the store of choice for exclusive destination brands. At the same time, the Company will seek differentiation by considering new and unique presentations of assortments from national vendor sources, seeking to build exclusive relationships with promising vendors and designers where appropriate.

   Advertising, Selling, Administrative and General Expenses

   Advertising, selling, administrative and general ("SG&A") expenses declined $22.6 million to $517.2 million for the 13 weeks ended November 1, 2003 from $539.8 million for the comparable period ended November 2, 2002. The improvement in
   SG&A expenses was driven by savings in payroll ($10.4 million), advertising ($7.2 million) and bad debt expense related to the Company's proprietary credit card ($3.7 million). The Company achieved savings in most other expense categories, as well.
   The Company is in the process of repositioning its advertising efforts, seeking the most appropriate media to reach new and existing Dillard's customers. Savings achieved in advertising expense during the quarter ended November 1, 2003 resulted from reduction in newspaper advertising. Dillard's will consider reallocation of funds saved in newspaper advertising to other media more appropriately matched to its customers' lifestyles. This reallocation includes expansion of advertising efforts in fashion magazines, regional magazines, billboards, broadcast, the Internet and alternative uses of newspaper circulation, such as insertion of preprinted material.
   Management is pleased with the progress regarding the quality of its accounts receivable portfolio and with the resulting reduction in bad debt expense during the thirteen weeks ended November 1, 2003. The Company has improved the scoring matrix used to manage its existing portfolio, incorporating a credit bureau bankruptcy score with its own custom credit bureau risk score. This has allowed the company to more accurately identify accounts that will likely become delinquent.

   Debt/Interest Expense

   As a result of the Company's continuing efforts to reduce debt, interest and debt expense declined to $37.3 million during the third quarter of 2003 from $42.6 million for the third quarter of 2002. Interest and debt expense for the 13 weeks ended November 1, 2003 includes $4.1 million received from the Internal Revenue Service as a result of the Company's filing of an interest netting claim related to previously settled tax years. Included in interest and debt expense for the 13 weeks ended November 2, 2002 is a pretax gain of $1.7 million related to the early extinguishment of debt. (See below.)
   On Monday, November 3, 2003, the Company retired the remaining $130.0 million 6.13% notes maturing Saturday, November 1, 2003.
   The Company has adopted SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections" ("SFAS No. 145"). SFAS No. 145 rescinds SFAS No. 4 and 64, which required gains and losses from extinguishments of debt to be classified as extraordinary items. For the 13 weeks ended November 2, 2002, as a result of adopting SFAS No. 145, the Company has reclassified a pretax gain of $1.7 million (after-tax $1.1 million or $0.01 per basic and fully diluted share) to interest and debt expense from extraordinary gain on early extinguishment of debt.
   The Company utilizes securitizations of its credit card receivable portfolio as a financing vehicle. At November 1, 2003 and November 2, 2002, all financing associated with the securitizations of the Company's credit card portfolio was recorded on the balance sheet, with $400 million in related financing recorded in long-term debt. Prior to the quarter ended November 2, 2002, the Company accounted for these transactions as off-balance-sheet financing. In early May 2002, the Company amended its conduit financing agreement and as such future transfers of accounts receivable did not qualify for sale treatment. Based upon the expected average life of the credit card receivables, the final $160 million of $400 million of accounts receivable securitization were brought back onto the balance sheet at November 2, 2002. Accordingly, during the thirteen weeks ended November 2, 2002, the Company took a charge to its income statement of $2.2 million related to the amortization of the beneficial interests recognized upfront on the off-balance-sheet financing.
   At November 1, 2003 and November 2, 2002, the Company had $20.5 million and $285 million outstanding, respectively, in short-term borrowings under its accounts receivable conduit facilities related to its seasonal financing needs. Remaining available short-term borrowings under these conduit facilities at November 1, 2003 were $479.5 million. Management plans to meet peak borrowing demand in the fourth quarter of 2003 with additional borrowings under these accounts receivable conduit facilities. This peak demand is expected to be less than $400 million, compared to the peak of $465 million during the fall season of 2002.
   Since May of 2002, the Company has maintained a $400 million revolving credit facility to provide backup liquidity. At November 1, 2003, letters of credit totaling $72.5 million were issued under this facility. There has never been any funded debt outstanding under this facility since its inception.

   Store Openings/Closings - 2003

   During the third quarter of 2003, Dillard's opened three new stores as planned:

                                                     Open
  Dillard's at:                    City              Month    Sq. Feet
----------------------------------------------------------------------
  Stony Point Fashion Park    Richmond, Virginia    September  200,000
  Short Pump Town Center      Richmond, Virginia    September  200,000
  Memorial City Mall(1)       Houston, Texas         October   250,000

   (1) Replacement store

   During the third quarter of 2003, the Company completed the closure of one store in Richmond, Virginia, where it opened two new locations. The store was located at The Shops at Willow Lawn and was a 65,000 square foot facility. The Company has announced the upcoming closure of its Pinellas Parkside location in Pinellas Park, Florida. This 105,000 square foot location is expected to close in January 2004. During the 39 weeks ended November 1, 2003, the Company has closed or has announced the upcoming closures of nine Dillard's locations. Since announcing its policy in late 2000 to close under-performing stores as conditions permit, the Company has closed 36 Dillard's stores.

   Store Opening Schedule - 2004

   Scheduled store openings for the year ended January 29, 2005:

                                                    Open
  Dillard's at:              City                   Month    Sq. Feet
----------------------------------------------------------------------
The Shoppes at East Chase    Montgomery, Alabama    March     155,000
Coastal Grand                Myrtle Beach,
                              SouthCarolina         March     155,000
Colonial University Village(1)Auburn, Alabama       April     126,000
Greenbrier Mall(1)           Chesapeake, Virginia   April     160,000
Jordan Creek Town Center     West Des Moines, Iowa  August    200,000
Yuma Palms(1)                Yuma, Arizona          October    98,000
Eastern Shore                Spanish Fort, Alabama  October   126,000

   (1) Replacement store

   Capital expenditures for fiscal year 2004 are expected to approximate $240 million.
   At November 1, 2003, the Company operated 330 stores spanning 29 states - all operating with one name - Dillard's.

   Supplemental Information

   Additional information regarding sales for the quarter is provided:

   Sales by Month

   Sales performance by month for the third quarter occurred as follows:

                   Total         Comparable
                  --------------------------
August              -4%            -4%
September           +3%            +3%
October             -5%            -5%
Quarter 3           -2%            -2%

   Sales by Category

   Sales were strongest in the cosmetics and accessories, shoes and lingerie and men's areas during the third quarter of 2003, with those areas performing above the Company average trend for the period. Sales in the women's and juniors' categories were in line with the total Company sales performance. Sales were weakest in the home and children's areas, with sales in children's trending significantly below average.

   Sales by Region

   During the third quarter of 2003, sales were strongest in the western and eastern regions of the Company. Sales in the central region were slightly weaker than the average Company sales performance.

   Estimates for 2003

   The Company is updating the following estimates for certain income statement items for the fiscal year ended January 31, 2004 based upon current conditions. Actual results may differ significantly from these estimates as conditions and factors change - See "Forward Looking Information".

                                           In Millions
                                           -----------
                                       2003           2002
                                    Estimated        Actual
                                    ---------        ------

Depreciation and amortization        $ 300           $ 301
Rental expense                          68              68
Interest and debt expense              180             190
Capital expenditures                   215             233

   Forward-Looking Information

   The foregoing contains certain "forward-looking statements" within the definition of federal securities laws. These statements may be identified by such forward looking terminology as "expect," "believe," "hope," "anticipate," "will," "look," "outlook," "plan, " "may" or similar statements or variations of such terms. The Company cautions that forward-looking statements, as such term is defined in the Private Securities Litigation Reform Act of 1995, contained in this report are based on estimates, projections, beliefs and assumptions of management at the time of such statements and are not guarantees of future performance. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise. Forward-looking statements of the Company involve risks and uncertainties and are subject to change based on various important factors. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements made by the Company and its management as a result of a number of risks, uncertainties and assumptions. Representative examples of those factors (without limitation) include general retail industry conditions and macro-economic conditions; economic and weather conditions for regions in which the Company's stores are located and the effect of these factors on the buying patterns of the Company's customers; the impact of competitive pressures in the department store industry and other retail channels including specialty, off-price, discount, internet, and mail-order retailers; trends in personal bankruptcies and charge-off trends in the credit card receivables portfolio; changes in consumer spending patterns and debt levels; adequate and stable availability of materials and production facilities from which the Company sources its merchandise; changes in operating expenses, including employee wages, commission structures and related benefits; possible future acquisitions of store properties from other department store operators and the continued availability of financing in amounts and at the terms necessary to support the Company's future business; potential disruption from terrorist activity and the effect on ongoing consumer confidence; potential disruption of international trade and supply chain efficiencies; world conflict and the possible impact on consumer spending patterns and other economic and demographic changes of similar or dissimilar nature.


                   Dillard's, Inc. and Subsidiaries
            Condensed Consolidated Statements of Operations
                 (In Millions, Except Per Share Data)

                                       Thirteen-Week Period Ended
                                  ------------------------------------

                                  November 1, 2003    November 2, 2002
                                  ------------------------------------

                                               % of              % of
                                    Amount     Net    Amount     Net
                                               Sales             Sales
                                  ----------- ------ ---------  ------
                                       (Unaudited)        (Unaudited)
Net sales                           $1,764.5      -  $1,794.2      -
Total revenues                       1,820.4  103.2 % 1,857.6  103.5 %
Cost of sales                        1,200.0   68.0   1,191.4   66.4
Advertising, selling,
 administrative and general
 expenses                              517.2   29.3     539.8   30.1
Depreciation and amortization           74.2    4.2      76.9    4.3
Rentals                                 14.7    0.9      14.9    0.8
Interest and debt expense               37.3    2.1      42.6    2.3
Asset impairment and store
 closing charges                         1.7    0.1         -   (0.0)
                                  -----------        ---------
  Total costs and expenses           1,845.1          1,865.6
                                  -----------        ---------
Loss before income taxes               (24.7)  (1.4)     (8.0)  (0.4)
Income tax benefit                      (8.9)            (2.9)
                                  ----------- ------ --------- ------
Net loss                              $(15.8)  (0.9)%   $(5.1)  (0.3)%
                                  =========== ====== ========= ======

Basic and diluted loss per
 share:                              $( 0.19)          $(0.06)
                                  ===========        =========

Weighted average shares basic
 and diluted:                           83.3             84.7
                                  ===========        =========

                   Dillard's, Inc. and Subsidiaries
            Condensed Consolidated Statements of Operations
                 (In Millions, Except Per Share Data)

                                     Thirty-Nine Week Period Ended
                                   ----------------------------------

                                   November 1, 2003   November 2, 2002
                                   -----------------------------------

                                               % of             % of
                                     Amount    Net      Amount   Net
                                               Sales             Sales
                                   ---------- ------    ------  ------
                                        (Unaudited)      (Unaudited)
Net sales                           $5,299.9      -  $5,523.1      -
Total revenues                       5,492.1  103.6 % 5,717.6  103.5 %
Cost of sales                        3,598.4   67.9   3,615.2   65.4
Advertising, selling, administrative
 and general expenses                1,534.6  29.0  1,590.4  28.8
Depreciation and amortization          222.8   4.2    231.2   4.2
Rentals                                 42.7   0.8     45.1   0.8
Interest and debt expense              140.1   2.6    143.3   2.6
Asset impairment and store
 closing charges                        18.8   0.3     (0.9)    -
                                     --------       --------
  Total costs and expenses           5,557.4        5,624.3
                                     --------       --------
(Loss) income before income taxes      (65.3) (1.2)    93.3   1.7
Income taxes (benefit)                 (23.5)          33.6
                                     --------       --------
(Loss) income before accounting
 change                                (41.8) (0.8)    59.7   1.1
Cumulative effect of accounting
 change                                    -     -   (530.3) (9.6)
                                     -------- ----- -------- -----
Net loss                              $(41.8) (0.8)%$(470.6) (8.5)%
                                     ======== ===== ======== =====

Basic earnings (loss) per share:
  (Loss) income before
   accounting change                  $(0.50)         $0.71
  Cumulative effect of
   accounting change                       -          (6.28)
                                     --------       --------
  Net loss
  Diluted                             $(0.50)        $(5.57)
                                     ========       ========

Diluted earnings (loss) per share:
  (Loss) income before accounting
   change                             $(0.50)         $0.70
  Cumulative effect of accounting
   change                                  -          (6.21)
                                     --------       --------
  Net loss
  Diluted                             $(0.50)        $(5.51)
                                     ========       ========

Weighted average shares:
Weighted average shares:
  Basic                                 83.7           84.5
                                     ========       ========
  Diluted
  Diluted                               83.7           85.4
                                     ========       ========

                   Dillard's, Inc. and Subsidiaries
            Condensed Consolidated Statements of Operations
                 (In Millions, Except Per Share Data)

                                      Fifty-Two Week Period Ended
                                   ----------------------------------

                                   November 1, 2003  November 2, 2002
                                   -----------------------------------

                                               % of             % of
                                     Amount    Net      Amount   Net
                                               Sales             Sales
                                   ---------- ------    ------  ------
                                        (Unaudited)       (Unaudited)
Net sales                           $7,687.8      -  $8,057.1      -
Total revenues                       8,008.4  104.2 % 8,315.0  103.2 %
Cost of sales                        5,237.4   68.1   5,318.5   66.0
Advertising, selling,
 administrative and general
 expenses                            2,108.2  27.4  2,161.9  26.8
Depreciation and amortization         293.0   3.8    309.2   3.8
Rentals                                65.7   0.9     70.7   0.9
Interest and debt expense             186.6   2.4    191.1   2.4
Asset impairment and store
 closing charges                       71.9   1.0      0.9     -
                                    --------       --------
  Total costs and expenses          7,962.8        8,052.3
                                    --------       --------
Income before income taxes             45.6   0.6    262.7   3.3
Income taxes                           15.2          101.5
                                    --------       --------
Income before accounting change        30.4   0.4    161.2   2.0
Cumulative effect of accounting
 change                                   -     -   (530.3) (6.6)
                                    -------- ----- -------- -----
Net income (loss)                     $30.4   0.4 %$(369.1) (4.6)%
                                    ======== ===== ======== =====

Basic earnings (loss) per share:
  Income before accounting
   change                             $0.36          $1.91
  Cumulative effect of
   accounting change                      -          (6.29)
                                    --------       --------
  Net income (loss)
  Diluted                             $0.36         $(4.38)
                                    ========       ========

Diluted earnings (loss) per share:
  Income before accounting change     $0.36          $1.89
  Cumulative effect of accounting
   change                                 -          (6.23)
                                    --------       --------
  Net income (loss)
  Diluted                             $0.36         $(4.34)
                                    ========       ========

Weighted average shares:
Weighted average shares:
  Basic                                84.0           84.3
                                    ========       ========
  Diluted
  Diluted                              84.2           85.1
                                    ========       ========

                   Dillard's, Inc. and Subsidiaries
                 Condensed Consolidated Balance Sheets
                             (In Millions)

                                               November 1, November 2,
                                                   2003       2002
                                               ----------- -----------
Assets                                               (Unaudited)
Current Assets:
  Cash and cash equivalents                           $110.4    $103.2
  Trade accounts receivable                          1,119.9   1,239.9
  Merchandise inventories                            2,287.6   2,286.2
  Other current assets                                  85.6      60.9
                                                 ----------- ---------
    Total current assets                             3,603.5   3,690.2

Property and equipment, net                          3,241.6   3,385.6
Goodwill                                                39.2      39.2
Other assets                                           130.9     227.6
                                                 ----------- ---------

  Total Assets                                      $7,015.2  $7,342.6
                                                 =========== =========

Liabilities and Stockholders' Equity
Current Liabilities:
  Trade accounts payable and accrued expenses       $1,278.8  $1,187.8
  Other short-term borrowings                           20.5     285.0
  Current portion of long-term debt and capital
   leases                                              299.8     140.6
  Federal and state income taxes                           -      19.5
                                                 ----------- ---------
    Total current liabilities                        1,599.1   1,632.9

Long-term debt and capital leases                    1,872.9   2,213.5
Other liabilities                                      137.7     112.1
Deferred income taxes                                  680.5     658.9
Guaranteed preferred beneficial interests in the
  Company's subordinated debentures                    531.6     531.6
Stockholders' equity                                 2,193.4   2,193.6
                                                  ---------- ---------

    Total Liabilities and Stockholders' Equity      $7,015.2  $7,342.6
                                                  ========== =========


                      Other Financial Information
                             (In Millions)
                              (Unaudited)
                                                   November November
                                                       1,       2,
                                                     2003     2002
                                                   -------- ---------

Square footage                                          56.2      57.0
                                                   ======== ==========
Capital expenditures:
  13 weeks ended                                       $73.6     $86.0
  39 weeks ended                                       171.8     193.5

    CONTACT: Dillard's Inc., Little Rock
             Julie J. Bull, 501-376-5965